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                                                                  EXHIBIT 3.3


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                               -----------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "WARRIOR, INC.", A TEXAS CORPORATION,

         WITH AND INTO "HARCOR ENERGY, INC. UNDER THE NAME OF "HARCOR ENERGY, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTH DAY OF MARCH, A.D. 1996, AT 12 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                   /s/      EDWARD J. FREEL
                                            Edward J. Freel, Secretary of State



2126867     8100M                                  AUTHENTICATION:  7855112077

9600656092                                                   DATE:  03-06-96
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                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                 WARRIOR, INC.

                                      INTO

                              HARCOR ENERGY, INC.



         HarCor Energy, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

         FIRST: That this corporation was incorporated on the 25th day of May, 1987, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Warrior, Inc., a corporation incorporated on the 5th day of October, 1976, pursuant to the Texas Business Corporation Act.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, on the 5th day of March, 1996, determined to and did merge into itself said Warrior, Inc.:

         RESOLVED, that HarCor Energy, Inc. merge, and it hereby does merge into itself Warrior, Inc., a Texas corporation, and assumes all its liabilities and obligations; and

         FURTHER RESOLVED, that the merger shall be effective upon the date of filing a Certificate of Ownership and Merger with respect to such merger with the Secretary of State of Delaware.

         FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of this corporation be and he hereby is directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Warrior, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware (including the preparation and filing of Articles of Merger with the Secretary of State of Texas), which may be in anywise necessary or proper to effect said merger.
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         IN WITNESS WHEREOF, said HarCor Energy, Inc. has caused this
Certificate to be signed by Gary S. Peck, its Vice President-Finance, this 6th day of March, 1996.

                                        HARCOR ENERGY, INC.


                                        By:  /s/ GARY S. PECK
                                                 Gary S. Peck
                                                 Vice President-Finance





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